Exhibit 5.1

September 28, 2018

Woori Bank

51, Sogong-ro, Jung-gu

Seoul 04632

Korea

Ladies and Gentlemen:

We have acted as Korean counsel for Woori Bank, a corporation with limited liability established under the laws of the Republic of Korea (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form F-4 (the “Registration Statement”) relating to the issuance of shares of common stock, par value Won 5,000 per share (the “Shares”), of Woori Financial Group Inc. (“Woori Financial Group”) to be established under the Korean Commercial Code and the Financial Holding Company Act in the Republic of Korea, pursuant to a “comprehensive stock transfer” whereby holders of the common stock of the Company will receive the Shares of Woori Financial Group upon transferring such common stock of the Company to Woori Financial Group in exchange for the Shares of Woori Financial Group (the “Stock Transfer”).

For the purposes of this opinion, we have examined the following documents:

(1)

certified copies of the commercial registry extracts for the Company and for each of Woori FIS Co., Ltd., Woori Finance Research Institute Co., Ltd., Woori Credit Information Co., Ltd., Woori Fund Services Co., Ltd. and Woori Private Equity Asset Management Co., Ltd. (collectively, the “Subsidiaries”), each issued on September 28, 2018 (collectively, the “Commercial Registries Extracts”);

(2)	the minutes of meetings of the board of directors of each of the Company and the Subsidiaries, each held on June 19, 2018 (collectively, the “BOD Meetings”); and

(3)	the Articles of Incorporation of the Company and each of the Subsidiaries, each last amended on the date as indicated next to their names below:

(i)	Company: March 24, 2017

(ii)	Woori FIS Co., Ltd.: January 22, 2015

Woori Bank

September 28, 2018

(iii)	Woori Finance Research Institute Co., Ltd.: January 22, 2015

(iv)	Woori Credit Information Co., Ltd.: March 21, 2018

(v)	Woori Fund Services Co., Ltd.: March 22, 2018

(vi)	Woori Private Equity Asset Management Co., Ltd.: August 19, 2016.

In considering the documents listed above, we have assumed and, in giving this opinion, we assume:

(a)

the genuineness of all signatures, stamps and seals, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof;

(b)	that the statements in the official records, certificates and any other documents issued by any Korean court or governmental or regulatory agency or body are true and correct;

(c)	that all documents submitted to us by the Company are true, complete, accurate and up-to-date;

(d)	that the resolutions at the BOD Meetings were duly passed at properly constituted meetings and that such resolutions have not been amended or rescinded and are currently in full force and effect; and

(e)	that all shares of common stock issued by the Company have been validly issued.

Based upon the foregoing, and subject to (i) the Stock Transfer being duly approved at each of the properly convened extraordinary meetings of shareholders of the Company and the Subsidiaries and (ii) the registration of the incorporation of Woori Financial Group in the commercial registry being duly made after the approvals at the extraordinary meetings of the shareholders as described in (i) above, and to the further qualifications set forth below, we are of the opinion that, when the Shares are duly executed and delivered by Woori Financial Group pursuant to the Stock Transfer, as contemplated in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is given with respect to the laws of Korea as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea.

Woori Bank

September 28, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Form F-4 Registration Statement, without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of the Registration Statement, including the exhibit as which this opinion is filed.

Very truly yours,

/s/ Kim & Chang